                                                                      Exhibit 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 18, 2000, included in the 1999 Annual Report to Stockholders of Capital One Financial Corporation.

We also consent to the incorporation by reference in the following Registration Statements of Capital One Financial Corporation of our report dated January 18, 2000, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999:

           Registration Statement
                   Number                    Form                  Description
          -------------------------      --------------          ---------------
                  33-80263                  Form S-8          Marketing and Management
                                                                  Services Agreement
                  33-86874                  Form S-8          Employee Stock Purchase Plan
                  33-86876                  Form S-8          Employee Savings Plan
                  33-86986                  Form S-8          1994 Stock Incentive Plan
                  33-91790                  Form S-8          1995 Non-Employee Directors
                                                                  Stock Incentive Plan
                  33-97032                  Form S-8          Amendment to 1994 Stock
                                                                  Incentive Plan
                  33-99748                  Form S-3          Dividend Reinvestment and
                                                                  Stock Purchase Plan
                  333-3580                  Form S-3          Debt Securities, Preferred Stock
                                                                  and Common Stock in the
                                                                  amount of $200 million
                  333-42853                 Form S-8          1994 Stock Incentive Plan
                  333-45453                 Form S-8          Associate Savings Plan
                  333-51639                 Form S-8          1994 Stock Incentive Plan,
                                                                  Tier 5 Special Option Program
                  333-51637                 Form S-8          1994 Stock Incentive Plan
                  333-57317                 Form S-8          1994 Stock Incentive Plan,
                                                                  1998 Special Option Program
                  333-58577                 Form S-3          Debt Securities, Preferred Stock
                                                                  and Common Stock in the
                                                                  amount of $500 million
                  333-60831                 Form S-3          Acquisition of Summit
                                                                  Acceptance Corporation
                  333-70305                 Form S-8          1994 Stock Incentive Plan,
                                                                  Supplemental Special
                                                                  Option Program
                  333-78067                 Form S-8          1994 Stock Incentive Plan
                  333-78383                 Form S-8          1994 Stock Incentive Plan,
                                                                  1999 Performance-Based Option
                                                                  Program and Supplemental
                                                                  Special Option Program
                  333-78609                 Form S-8          1999 Stock Incentive Plan
                  333-78635                 Form S-8          1999 Non-Employee Directors Stock
                                                                  Incentive Plan
                  333-84693                 Form S-8          1994 Stock Incentive Plan,
                                                                  Supplemental Special
                                                                  Option Program
                  333-85227                 Form S-3          Debt Securities, Preferred Stock
                                                                  and Common Stock in the
                                                                  amount of $1 billion
                  333-91327                 Form S-8          1994 Stock Incentive Plan
                  333-92345                 Form S-8          1994 Stock Incentive Plan

                                                               ERNST & YOUNG LLP


McLean, Virginia
March 20, 2000